SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2008

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2008, the Company announced that it had entered into a letter agreement (the “Letter Agreement”) between the Company and Dr. Eliseo Oreste Salinas, MD, MSc, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference. Pursuant to the Letter Agreement, Dr. Salinas will serve as Senior Vice President Research and Development and Chief Medical Officer reporting to Michael Dougherty, President and Chief Executive Officer. Dr. Salinas is expected to join the Company June 2, 2008. Pursuant to the Letter Agreement, Dr. Salinas will receive an annual base salary of $425,000 and be eligible for an annual bonus target of 50% of base salary based upon performance against individual objectives and achievement of company milestones. Dr. Salinas is eligible to participate in the Company’s stock option program and will receive options to purchase 150,000 shares of Adolor common stock at commencement of his employment. These options will vest over four years 1/48th per month, subject to a three month waiting period. Dr. Salinas will also receive a performance share award for 25,000 shares upon commencement of his employment, vesting as follows (i) 12,500 shares on the filing under his direction of an Investigational New Drug Application with the FDA for a product candidate that is not a current IND development target at the time he joins the Company; and (ii) 12,500 shares on initiation of the first pivotal Phase 3 study for a product candidate (other than alvimopan or any combination product containing alvimopan) for the Company during his employment as Chief Medical Officer.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement attached hereby as Exhibit 10.1.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2008, the Company announced the appointment of Eliseo Oreste Salinas, MD, MSc as Senior Vice President of Research and Development and Chief Medical Officer. Dr. Salinas is expected to join the Company June 2, 2008. Dr. Salinas who is 52 years old will serve as Senior Vice President of Research and Development and Chief Medical Officer reporting to Michael Dougherty President and Chief Executive Officer of the Company. From June 2004 until May 2008, Dr. Salinas has served as Executive Vice President Global Research & Development and Chief Scientific Officer for Shire, Inc, a specialty biopharmaceutical company. Between 1993 and June 2004 Dr Salinas served in several positions of increased responsibility at Wyeth Research, including Vice President of Headquarters for Japan Research & Development, Vice President of Regional Research North and South America, and Head of Worldwide Central Nervous System Clinical Research and Development. Dr. Salinas received his Doctor of Medicine, University of Buenos Aires, Argentina in 1980 and received a Master in Pharmacology in 1990 from the Universite Paris, France.

A brief description of the terms and conditions pursuant to which Dr. Salinas will serve as Senior Vice President of Research and Development and Chief Medical Officer are set forth in Item 1.01 above and incorporated into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement between the Company and Eliseo Orestes Salinas, MD, MSc dated February 28, 2008

99.1	Press release of the Company dated April 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Martha E. Manning
Name:	Martha E. Manning
Title:	Senior Vice President, General Counsel and Secretary

Dated: April 15, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between the Company and Eliseo Oreste Salinas, MD, MSc, dated February 28, 2008

99.1	Press release of the Company dated April 11, 2008